Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that the undersigned Director of Argosy Gaming Company, a Delaware corporation, which is about to file with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, its Annual Report Form 10-K for its fiscal year ended December 31, 2003 hereby constitutes and appoints Richard J. Glasier and Dale R. Black, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the other, to sign such Annual Report and to file such Annual Report and the exhibits thereto and any and all other documents in connection therewith with the Securities and Exchange Commission and any national exchange or self regulatory agency and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

Dated: March 11, 2004	/s/ Edward F. Brennan
Edward F. Brennan
Director
/s/ George L. Bristol
George L. Bristol
Director
/s/ Felix Lance Callis
Felix Lance Callis
Director
/s/ William F. Cellini
William F. Cellini
Director
/s/ Jimmy F. Gallagher
Jimmy F. Gallagher
Director
/s/ James B. Perry
James B. Perry
Director
/s/ John Biggs Pratt, Sr.
John Biggs Pratt, Sr.
Director
/s/ Michael W. Scott
Michael W. Scott
Director